EXHIBIT 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED JUNE 30, 2008

 Kalamazoo, Michigan - July 17, 2008-- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended June 30, 2008 as follows:

Second Quarter Highlights

•	Net sales increased 17.0% (12.6% constant currency) to $1,713 million
•	Orthopaedic Implant sales increased 14.5% (9.2% constant currency)
•	MedSurg Equipment sales increased 20.8% (17.8% constant currency)
•	Net earnings from continuing operations increased 27.4% to $306 million from $240 million and increased
21.0% when compared to adjusted net earnings from continuing operations of $253 million in 2007
•	Diluted net earnings per share from continuing operations increased 25.9% to $.73 from $.58 and increased
19.7% when compared to adjusted diluted net earnings per share from continuing operations of $.61 in 2007

"Balanced geographic growth helped us deliver another strong quarter, our 30th consecutive with double-digit sales growth," commented Stephen P. MacMillan, President and Chief Executive Officer. "Seven of our eight product franchises grew at least 15% and our collective MedSurg businesses were particularly strong, posting domestic and international growth of 16% and 37%, respectively."

Net sales were $1,712.6 million for the second quarter of 2008, representing a 17.0% increase over net sales of $1,463.7 million for the second quarter of 2007, and were $3,347.0 million for the first half of 2008, representing a 15.8% increase over net sales of $2,889.2 million for the first half of 2007. On a constant currency basis, net sales increased 12.6% for the second quarter and 11.4% for the first half.

Net earnings from continuing operations for the second quarter of 2008 were $305.8 million, representing a 27.4% increase over net earnings from continuing operations of $240.1 million for the second quarter of 2007.  Diluted net earnings per share from continuing operations for the second quarter of 2008 increased 25.9% to $.73 compared to $.58 for the second quarter of 2007.  Net earnings from continuing operations for the first half of 2008 were $596.3 million, representing a 23.7% increase over net earnings from continuing operations of $481.9 million for the first half of 2007.  Diluted net earnings per share from continuing operations for the first half of 2008 increased 23.3% to $1.43 compared to $1.16 for the first half of 2007.

Net earnings from continuing operations for the second quarter of 2007 were reduced by a $12.7 million intangible asset impairment charge (net of $7.1 million income tax benefit) to write off patents associated with intervertebral body fusion cage products.

Excluding the impact of the 2007 intangible asset impairment charge, net earnings from continuing operations for the second quarter of 2008 of $305.8 million increased 21.0% over adjusted net earnings from continuing operations of $252.8 million for the second quarter of 2007 and diluted net earnings per share from continuing operations for the second quarter of 2008 of $.73 increased by 19.7% over adjusted diluted net earnings per share from continuing operations of $.61 for the second quarter of 2007.

Excluding the impact of the 2007 intangible asset impairment charge, net earnings from continuing operations for the first half of 2008 of $596.3 million increased 20.6% over adjusted net earnings from continuing operations of $494.6 million for the first half of 2007 and diluted net earnings per share from continuing operations for the first half of 2008 of $1.43 increased by 20.2% over adjusted diluted net earnings per share from continuing operations of $1.19 for the first half of 2007.

Net earnings for the second quarter of 2007 included a gain of $25.7 million (net of income taxes), or $.06 per diluted share, to reflect the divestiture of the Company's outpatient physical therapy business, Physiotherapy Associates.

Net earnings for the second quarter of 2008 were $305.8 million, representing a 13.6% increase over net earnings of $269.1 million for the second quarter of 2007.  Diluted net earnings per share for the second quarter of 2008 increased 12.3% to $.73 compared to $.65 for the second quarter of 2007.  Net earnings for the first half of 2008 were $596.3 million, representing a 16.3% increase over net earnings of $512.6 million for the first half of 2007.  Diluted net earnings per share for the first half of 2008 increased 16.3% to $1.43 compared to $1.23 for the first half of 2007.

Sales Analysis

Domestic sales were $1,052.8 million for the second quarter and $2,085.7 million for the first half of 2008, representing increases of 12.4% and 12.8%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $659.8 million for the second quarter and $1,261.3 million for the first half of 2008, representing increases of 25.2% and 21.3%, respectively. The impact of foreign currency comparisons to the dollar value of international sales was favorable by $65.0 million in the second quarter and by $127.0 million in the first half of 2008.  On a constant currency basis, international sales increased 12.8% in the second quarter and 9.1% in the first half of 2008, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

Worldwide sales of Orthopaedic Implants were $1,016.2 million for the second quarter and $1,987.3 million for the first half of 2008, representing increases of 14.5% and 13.5%, respectively. On a constant currency basis, sales of Orthopaedic Implants increased 9.2% in the second quarter and 8.3% in the first half of 2008, based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems.

Worldwide sales of MedSurg Equipment were $696.4 million for the second quarter and $1,359.7 million for the first half of 2008, representing increases of 20.8% and 19.5%, respectively. On a constant currency basis, sales of MedSurg Equipment increased 17.8% in the second quarter and 16.4% in the first half of 2008, based on higher shipments of surgical equipment; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the second quarter and first half of 2008 were 27.2% and 27.6%, respectively, as compared to effective income tax rates on such earnings for the second quarter, first half and year ended December 31, 2007 of 27.6%, 27.9% and 28.0%, respectively.  The effective income tax rates for the second quarter, first half and year ended December 31, 2007 reflect the impact of the intangible asset impairment charge of $12.7 million (net of $7.1 million income tax benefit).

Outlook for 2008

The Company's outlook for 2008 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and sales growth rates in the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for continued pricing pressure in certain markets.  The Company projects that diluted net earnings per share for 2008 will approximate $2.88, an increase of 20% over adjusted diluted net earnings per share from continuing operations of $2.40 in 2007.  The financial forecast for 2008 remains unchanged, with a constant currency net sales increase in the range of 11% to 13% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near June 30, 2008 levels, the Company anticipates a favorable impact on net sales of approximately 2.5% to 3% in the third quarter of 2008 and a favorable impact on net sales of approximately 3% to 3.5% for the full year of 2008.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 866-700-0161 (domestic) or 617-213-8832 (international) and enter the participant passcode 83648540. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time today until 6:30 p.m. on Thursday, July 24, 2008. To hear this recording dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 63234745.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; and endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit the company web site at www.stryker.com.

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2008
(Unaudited - In Millions Except Per Share Amounts)

Second Quarter				Six Months
CONDENSED STATEMENTS OF EARNINGS	2008	2007	% Change	2008	2007	% Change

Net sales	$1,712.6	$1,463.7	17.0	$3,347.0	$2,889.2	15.8
Cost of sales	533.2	444.3	20.0	1,033.7	883.7	17.0

GROSS PROFIT	1,179.4	1,019.4	15.7	2,313.3	2,005.5	15.3
% of Sales	68.9	69.6		69.1	69.4

Research, development and
engineering expenses	90.3	92.1	(2.0)	175.4	176.7	(0.7)
Selling, general and
administrative expenses	678.2	581.6	16.6	1,332.7	1,149.7	15.9
Intangibles amortization	10.0	11.0	(9.1)	20.6	22.2	(7.2)
Intangible asset impairment	-	19.8	(100.0)	-	19.8	(100.0)

	778.5	704.5	10.5	1,528.7	1,368.4	11.7

OPERATING INCOME	400.9	314.9	27.3	784.6	637.1	23.2
% of Sales	23.4	21.5		23.4	22.1

Other income (expense)	19.2	16.9	13.6	39.5	31.1	27.0

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	420.1	331.8	26.6	824.1	668.2	23.3

Income taxes	114.3	91.7	24.6	227.8	186.3	22.3

NET EARNINGS FROM CONTINUING OPERATIONS	305.8	240.1	27.4	596.3	481.9	23.7

Net earnings from discontinued operations	-	3.3	(100.0)	-	5.0	(100.0)
Net gain on sale of discontinued operations	-	25.7	(100.0)	-	25.7	(100.0)

NET EARNINGS	$305.8	$269.1	13.6	$596.3	$512.6	16.3

Basic net earnings per share
Net earnings from continuing operations	$0.74	$0.59	25.4	$1.45	$1.18	22.9
Net earnings from discontinued operations	$ -	$0.01	(100.0)	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$0.06	(100.0)	$ -	$0.06	(100.0)
Basic net earnings per share	$0.74	$0.66	12.1	$1.45	$1.25	16.0

Diluted net earnings per share
Net earnings from continuing operations	$0.73	$0.58	25.9	$1.43	$1.16	23.3
Net earnings from discontinued operations	$ -	$0.01	(100.0)	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$0.06	(100.0)	$ -	$0.06	(100.0)
Diluted net earnings per share	$0.73	$0.65	12.3	$1.43	$1.23	16.3

Average Shares Outstanding
Basic	412.0	409.4		411.7	409.0
Diluted	417.9	416.9		417.9	416.5

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Second Quarter			Six Months
	2008	2007	% Change	2008	2007	% Change
NET EARNINGS FROM CONTINUING OPERATIONS
Reported net earnings from continuing operations	$305.8	$240.1	27.4	$596.3	$481.9	23.7
Intangible asset impairment	-	12.7	(100.0)	-	12.7	(100.0)
Adjusted net earnings from continuing operations	$305.8	$252.8	21.0	$596.3	$494.6	20.6

DILUTED NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Reported diluted net earnings per share from continuing operations	$0.73	$0.58	25.9	$1.43	$1.16	23.3
Intangible asset impairment	$ -	$0.03	(100.0)	$ -	$0.03	(100.0)
Adjusted diluted net earnings per share from continuing operations	$0.73	$0.61	19.7	$1.43	$1.19	20.2

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2008
(Unaudited - In Millions)

	Second Quarter				Six Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2008	2007	Reported	Currency	2008	2007	Reported	Currency

Domestic	$1,052.8	$936.5	12.4	12.4	$2,085.7	$1,849.7	12.8	12.8
International	659.8	527.2	25.2	12.8	1,261.3	1,039.5	21.3	9.1

NET SALES	$1,712.6	$1,463.7	17.0	12.6	$3,347.0	$2,889.2	15.8	11.4

Orthopaedic Implants	$1,016.2	$887.4	14.5	9.2	$1,987.3	$1,751.4	13.5	8.3
MedSurg Equipment	696.4	576.3	20.8	17.8	1,359.7	1,137.8	19.5	16.4

NET SALES	$1,712.6	$1,463.7	17.0	12.6	$3,347.0	$2,889.2	15.8	11.4

	Second Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	3	12	2	7	2
Knees	13	25	13	18	13
Trauma	13	28	13	22	13
Spine	22	19	7	21	17
Craniomaxillofacial	23	22	11	22	18
Total Orthopaedic Implants	10	21	8	15	9

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	21	38	25	26	22
Endoscopic, communications and digital imaging systems	11	33	21	16	13
Patient handling and emergency medical equipment	13	43	32	18	16
Total MedSurg Equipment	16	37	25	21	18

	Six Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	2	9	(1)	6	0
Knees	12	21	9	16	11
Trauma	18	27	12	23	15
Spine	23	17	4	21	17
Craniomaxillofacial	26	19	8	24	20
Total Orthopaedic Implants	10	18	6	13	8

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	18	31	18	22	18
Endoscopic, communications and digital imaging systems	12	33	20	16	13
Patient handling and emergency medical equipment	17	29	17	19	17
Total MedSurg Equipment	16	31	19	20	16

STRYKER CORPORATION
(Unaudited - In Millions)

	June 30	December 31
CONDENSED BALANCE SHEETS	2008	2007

ASSETS

Cash and cash equivalents	$421.6	$290.5

Marketable securities	2,141.1	2,120.3

Accounts receivable (net)	1,132.0	1,030.7

Inventories	953.2	796.2

Other current assets	707.0	667.2

TOTAL CURRENT ASSETS	5,354.9	4,904.9

Property, Plant and Equipment (net)	1,017.8	991.6

Goodwill and Other Intangibles (net)	942.6	925.5

Other Assets	710.0	532.0

TOTAL ASSETS	$8,025.3	$7,354.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,124.0	$1,333.0

Other Liabilities	682.2	642.5

Shareholders' Equity	6,219.1	5,378.5

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$8,025.3	$7,354.0

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2008
(Unaudited - In Millions)

	Second Quarter		Six Months
CONDENSED STATEMENTS OF CASH FLOWS	2008	2007	2008	2007

OPERATING ACTIVITIES

Net earnings from continuing operations	$305.8	$240.1	$596.3	$481.9

Depreciation	39.8	32.8	78.5	64.7

Amortization	58.9	57.5	118.4	112.7

Intangible asset impairment	-	19.8	-	19.8

Gain on sale of discontinued operations	-	(40.7)	-	(40.7)

Changes in working capital and other	(164.2)	(98.6)	(362.1)	(274.8)

NET CASH PROVIDED BY OPERATING ACTIVITIES	240.3	210.9	431.1	363.6

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(2.4)	(31.9)	(8.6)	(37.6)

Proceeds from sale of discontinued operations	-	144.7	-	144.7

Purchases of marketable securities, net	(202.1)	(437.7)	(110.5)	(609.1)

Purchases of property, plant and equipment	(41.2)	(39.1)	(72.1)	(79.9)

Proceeds from sales of property, plant and equipment	0.1	0.1	0.2	0.3

Other	-	(0.4)	-	(1.6)

NET CASH USED IN INVESTING ACTIVITIES	(245.6)	(364.3)	(191.0)	(583.2)

FINANCING ACTIVITIES

Borrowings of debt, net	6.3	1.9	7.1	2.3

Dividends paid	-	-	(135.6)	(89.7)

Other	0.5	25.8	5.0	56.3

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6.8	27.7	(123.5)	(31.1)

Effect of exchange rate changes on cash and cash equivalents	(3.4)	1.4	14.5	4.1

CHANGE IN CASH AND CASH EQUIVALENTS	$(1.9)	$(124.3)	$131.1	$(246.6)

Date:             July 17, 2008

Contact:        Katherine A. Owen

                     Vice President, Strategy and Investor Relations

                      269/385-2600